PROSPECTUS SUPPLEMENT To Prospectus, dated February 13, 2019	Filed pursuant to Rule 424(b)(5) Registration File No. 333-226905
PALATIN TECHNOLOGIES, INC.

Up to $40,000,000

Common Stock

We have entered into an equity distribution agreement with Canaccord Genuity LLC, or Canaccord, as sales agent, relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our common stock from time to time up to an aggregate offering price of $40,000,000 through Canaccord.

Upon our delivery of a placement notice and subject to the terms and conditions of the equity distribution agreement, Canaccord may sell the common stock by methods deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on the NYSE American, on any other existing trading market for the common stock or to or through a market maker other than on an exchange. In addition, with our prior written approval, Canaccord may also sell the common stock by any other method permitted by law, including in privately negotiated transactions. Canaccord is not required to sell any specific number or dollar amount of our common stock, but will use its commercially reasonable efforts, as our sales agent and subject to the terms of the equity distribution agreement, to sell the shares of common stock offered, as instructed by us and applicable state and federal laws, rules and regulations and the rules of the NYSE American. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay Canaccord a fixed commission, or allow a discount, for its services in acting as agent in the sale of common stock equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the equity distribution agreement. See “Plan of Distribution” for information relating to certain expenses of the sales agent to be reimbursed by us.

In connection with the sale of common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act.

The net proceeds we receive from any sales under this prospectus supplement will be the gross proceeds from such sales less the commissions and any other costs we may incur in offering the common stock. See “Use of Proceeds” and “Plan of Distribution” for additional information.

Our common stock is traded on the NYSE American under the symbol “PTN.” On June 18, 2019, the reported closing price of the common stock was $ 1.31 per share.

Investing in our common stock involves a high degree of risk. You should purchase our common stock only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page S-5 of this prospectus supplement and page 5 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2018 and in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before investing in our common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Canaccord Genuity

The date of this prospectus supplement is June 21, 2019

We are responsible for the information contained and incorporated by reference in this prospectus supplement, in any accompanying prospectus, and in any related free writing prospectus we prepare or authorize. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus and information incorporated by reference herein. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement, the accompanying prospectus or any authorized free writing prospectus, and we take no responsibility for any other information that others may give you. We are offering to sell, and seeking offers to buy, common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus supplement, the accompanying prospectus and any authorized free writing prospectus is accurate only as of the date of this prospectus supplement, the accompanying prospectus and any such authorized free writing prospectus, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus, any such authorized free writing prospectus or of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Documents by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement that we have filed with the U.S. Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Before buying any shares of our common stock offered hereby, we urge you to carefully read this prospectus supplement and the accompanying prospectus, together with the information incorporated herein and therein by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.” These documents contain important information that you should consider when making your investment decision. Under the shelf registration process, we are offering to sell shares of our common stock, which we also refer herein collectively as the securities, using this prospectus supplement and the accompanying prospectus.

In this prospectus supplement, we provide you with specific information about the securities that we are selling in this offering. Both this prospectus supplement and the accompanying prospectus include important information about us, our securities being offered and other information you should know before investing. This prospectus supplement also adds updates and changes information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus as well as additional information described under “Incorporation of Information by Reference” elsewhere in this prospectus supplement and in the accompanying prospectus before investing in our securities. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein contain market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented or incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and any related free writing prospectus. Accordingly, investors should not place undue reliance on this information.

Unless we have indicated otherwise or the context otherwise requires references in the prospectus supplement and the accompanying prospectus to “Palatin,” the “Company,” “we,” “us” and “our” or similar terms are to Palatin Technologies, Inc. and its subsidiary.
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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus supplement and in the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information you should consider prior to investing. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in and/or incorporate by reference into this prospectus supplement and the accompanying prospectus, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Overview

We are a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our approved product and product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Our approved product is Vyleesi™, the trade name for bremelanotide, a peptide melanocortin receptor 4 (“MC4r”) agonist, for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”), defined as low desire with associated distress or interpersonal difficulty.

Vyleesi. Vyleesi is a subcutaneous injectable product for the treatment of HSDD in premenopausal women. Vyleesi is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte-stimulating hormone). In March 2018, our exclusive North American licensee for Vyleesi, AMAG Pharmaceuticals, Inc. (“AMAG”), submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for Vyleesi for the treatment of HSDD in premenopausal women, which was accepted for filing and review by the FDA. On June 21, 2019 the FDA granted marketing approval. We have also licensed rights to bremelanotide to Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”) for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, “Chinese Territories”), and Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”).

The FDA’s approval of the NDA triggers a $60 million milestone payment to us under our North American license agreement with AMAG. We will also receive tiered royalties on net sales ranging from high single-digit to low double-digit percentages and up to $300 million contingent upon meeting certain annual sales milestones. AMAG is expected to launch Vyleesi in the United States during the third quarter of calendar year 2019.

Our Phase 3 studies for HSDD in premenopausal women, called the RECONNECT studies, consisted of two double-blind placebo-controlled, randomized parallel group studies comparing the on-demand use of 1.75 mg of Vyleesi versus placebo, in each case, delivered via a subcutaneous auto-injector. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24-week evaluation period. In both clinical trials, Vyleesi met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

After completing the studies, patients had the option to continue in an open-label safety extension study for an additional 52 weeks. Nearly 80% of patients who completed the randomized portion of the study elected to remain in the open-label portion of the study. In the Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, and headache, which were generally mild-to-moderate in intensity and were transient.

We retain worldwide rights for Vyleesi for HSDD and all other indications outside North America, Korea and the Chinese Territories. We are actively seeking potential partners for marketing and commercialization rights for Vyleesi for HSDD outside the licensed territories. However, we may not be able to enter into suitable agreements with potential partners on acceptable terms, if at all.

Melanocortin Receptor Systems. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects. Our new product development activities primarily focus on MC1r agonists, with potential to treat a number of inflammatory and autoimmune diseases such as dry eye disease, also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy and inflammatory bowel disease. We believe that MC1r agonists, including the MC1r agonist peptides we are developing, have broad anti-inflammatory effects and appear to utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor, and MC4r agonists, with potential utility in a number of obesity and metabolic-related disorders, including rare disease and orphan indications.

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PL-8177, a selective MC1r agonist peptide, is our lead clinical development candidate for inflammatory bowel diseases, including ulcerative colitis, with potential applicability for a number of other diseases. We filed an Investigational New Drug (“IND”) application on PL-8177 in late 2017 and have completed subcutaneous dosing of human subjects in a Phase 1 single and multiple ascending dose clinical safety study, with favorable results announced in a press release issued November 8, 2018. We completed a clinical study with oral dosing of PL-8177 in human subjects in the fourth quarter of calendar year 2018, with positive results announced in a press release issued April 4, 2019. Phase 2 clinical trials with oral PL-8177 in ulcerative colitis patients are anticipated to commence in the fourth quarter of calendar year 2019. A phase 2 clinical trial with systemic PL-8177 in non-infectious uveitis, an ocular indication, is also planned to start in the fourth quarter of calendar 2019.

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PL-9643, a pan-melanocortin peptide agonist, is a preclinical development candidate for treating ocular inflammation. We have ongoing IND-enabling preclinical activities with PL-9643, and if results continue to be favorable, we anticipate filing an IND.

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We have initiated preclinical programs with MC4r peptides and orally active small molecules for treatment of rare genetic metabolic and obesity disorders, and if results are favorable, anticipate selecting a lead clinical development candidate and completing IND-enabling activities in calendar year 2019.

Natriuretic Peptide Receptor Systems. The natriuretic peptide receptor (“NPR”) system has numerous cardiovascular functions, and therapeutic agents modulating this system may be useful in treatment of cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis, heart failure, acute asthma, other pulmonary diseases and hypertension. While the therapeutic potential of modulating this system is well appreciated, development of therapeutic agents has been difficult due, in part, to the short biological half-life of native peptide agonists. We have designed and are developing potential candidate drugs that are selective for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), natriuretic peptide receptor C (“NPR-C”).

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PL-3994 is an NPR-A agonist we developed which has completed Phase 1 clinical safety studies. It has potential utility in treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A. We have ongoing academic collaborations with several institutions with PL-3994, and seek to enter into a development partnership by the end of calendar year 2019.

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PL-5028, a dual NPR-A and NPR-C agonist we developed, is in preclinical development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis. We have ongoing academic collaborations with several institutions with PL-5028, and seek to enter into a development partnership by the end of calendar year 2019.

The following chart illustrates the status of our drug development programs.

Our Strategy

Key elements of our business strategy include:

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Using our technology and expertise to develop and commercialize products in our active drug development programs;

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Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale and distribution of product candidates that we are developing;

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Partially funding our product development programs with the cash flow generated from existing license agreements, as well as any future research, collaboration or license agreements; and

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Completing development and seeking regulatory approval of certain of our other product candidates.

At March 31, 2019, we had an accumulated deficit of approximately $348 million. We expect to incur substantial operating losses in future periods. We do not expect to generate significant product revenue, sales-based milestones or royalties until we successfully complete development and obtain marketing approval for our product candidates. While our North American licensee, AMAG, has received marketing approval for Vyleesi for HSDD, our other product candidates are in their early stages and must successfully complete clinical trials before marketing approval can be sought, which will take a number of years to complete. In order to commercialize our product candidates, we need to complete clinical development and to comply with comprehensive regulatory requirements.

We believe that our existing capital resources, together with the $60 million milestone payment due from AMAG on approval of Vyleesi and proceeds we receive from the sale of shares of our common stock in the “at-the-market” program (if any), will be adequate to fund our planned operations through at least calendar year 2020. Following this offering we will need additional funding to complete required clinical trials for our product candidates other than bremelanotide, and, assuming those clinical trials are successful, as to which there can be no assurance, to complete submission of required regulatory applications to the FDA. It is possible that we will not achieve the progress that we expect because the actual costs and timing of clinical development activities are difficult to predict and are subject to substantial risks and delays. Accordingly, we will be required to obtain further funding through public or private equity offerings, debt financings, collaborations and licensing arrangements or other sources. Financing may not be available to us in the necessary timeframe, in the amounts that we need, on terms acceptable to us, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

 Our cash and cash equivalents balance as of March 31, 2019 was approximately $19.8 million. Between April 1, 2019 and June 18, 2019, a total of 12,573,643 shares of the Company’s common stock were sold through Canaccord in an at-the-market offering under an equity distribution agreement entered into with Canaccord on April 20, 2018, for net proceeds of $17,343,286.

Corporate Information

Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, NJ 08512. Our telephone number is (609) 495-2200. Our internet address is www.palatin.com. The information on our website is not incorporated by reference into this prospectus supplement and should not be considered to be part of this prospectus supplement. Our website address is included in this prospectus supplement as an inactive textual reference only.

The Offering

Issuer
Palatin Technologies, Inc.

Securities offered by us
Shares of our common stock having an aggregate offering price of up to $40,000,000.

Shares outstanding after offering
246,090,573 shares, assuming sale of $40,000,000 of shares of common stock at $1.31, the closing sale price on June 18, 2019 (30,534,351 shares).

Manner of offering
An “at-the-market” offering that may be made from time to time through our sales agent. See “Plan of Distribution.”

Use of proceeds
We intend to use the proceeds from this offering for research and further development of our product candidates, working capital, capital expenditures, general and administrative expenses and other general corporate purposes. See the section of this prospectus supplement entitled “Use of Proceeds.”

NYSE American symbol
“PTN”

Risk factors
You should read the section of this prospectus supplement entitled “Risk Factors”, including the information incorporated by reference, and the other information included in this prospectus supplement for a discussion of factors that you should consider before deciding to invest in our securities.

The number of shares of our common stock to be outstanding after this offering is based on 215,556,222 shares outstanding as of June 18, 2019.

Unless otherwise indicated, all information in this prospectus supplement, including the number of shares of our common stock to be outstanding after this offering, excludes the following:

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61,335 shares of common stock reserved as of May 31, 2019 for issuance upon any conversion of our Series A Convertible Preferred Stock outstanding as of June 18, 2019;

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12,481,399 shares of common stock issuable upon the exercise of stock options at a weighted-average exercise price of $0.75 per share outstanding as of June 18, 2019;

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4,863,758 shares of common stock issuable upon the vesting of outstanding restricted stock units as of June 18, 2019 which vest on dates between June 11, 2019 and June 26, 2022, subject to the fulfillment of service or performance conditions, some of which are subject to provisions to delay delivery upon vesting;

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3,950,125 shares of common stock which have vested under restricted stock unit agreements as of June 18, 2019 which are subject to provisions to delay delivery; and

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23,122,046 shares of common stock issuable upon the exercise of warrants at a weighted-exercise exercise price of $0.77 per share outstanding as of June 18, 2019.

RISK FACTORS

You should carefully consider the risks described below and discussed under the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference before deciding to invest in our securities. These risks should be considered in conjunction with any other information included or incorporated by reference herein, including in conjunction with forward-looking statements made herein. See the section of this prospectus supplement entitled “Where You Can Find More Information.” If any of the following risks actually occur, they could materially adversely affect our business, financial condition, operating results or prospects.

Risks Related to this Offering

Our stock price is volatile and may fluctuate in a way that is disproportionate to our operating performance and we expect it to remain volatile, which could limit investors’ ability to sell stock at a profit.

The volatile price of our stock makes it difficult for investors to predict the value of their investment, to sell shares at a profit at any given time or to plan purchases and sales in advance. A variety of factors may affect the market price of our common stock. These include, but are not limited to:

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publicity regarding actual or potential clinical results relating to products under development by our competitors or us;

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delay or failure in initiating, completing or analyzing preclinical or clinical trials or unsatisfactory designs or results of these trials;

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interim decisions by regulatory agencies, including the FDA, as to clinical trial designs, acceptable safety profiles and the benefit/risk ratio of products under development;

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achievement or rejection of regulatory approvals by our competitors or by us;

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announcements of technological innovations or new commercial products by our competitors or by us;

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developments concerning proprietary rights, including patents;

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developments concerning our collaborations;

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regulatory developments in the United States and foreign countries;

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economic or other crises and other external factors;

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period-to-period fluctuations in our revenue and other results of operations;

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changes in the structure of healthcare payment systems or other actions that affect the effective reimbursement rates for treatment regimens containing our products;

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changes in financial estimates and recommendations by securities analysts following our business or our industry;

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sales of our common stock, or the perception that such sales could occur; and

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the other factors described in this “Risk Factors” section and in the section entitled “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended June 30, 2018.

We will not be able to control many of these factors, and we believe that period-to-period comparisons of our financial results will not necessarily be indicative of our future performance. If our revenues, if any, in any particular period do not meet expectations, we may not be able to adjust our expenditures in that period, which could cause our operating results to suffer further. If our operating results in any future period fall below the expectations of securities analysts or investors, our stock price may fall by a significant amount.

For the 12-month period ended June 30, 2018, the price of our stock has been volatile, ranging from a high of $1.59 per share to a low of $0.38 per share. For the eleven-month period ended May 31, 2019, the price of our stock has been volatile, ranging from a high of $1.74 per share to a low of $0.59 per share. In addition, the stock market in general, and the market for biotechnology companies in particular, has experienced extreme price and volume fluctuations that may have been unrelated or disproportionate to the operating performance of individual companies. These broad market and industry factors may seriously harm the market price of our common stock, regardless of our operating performance.

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 30,534,351 shares of our common stock are sold at the assumed offering price of $1.31 per share (the last reported sale price of our common stock on the NYSE American on June 18, 2019), and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $1.08 per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2019 after giving effect to this offering and the assumed offering price. In addition, we are not restricted from issuing additional securities in the future, including shares of common stock, securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or substantially similar securities. The issuance of these securities may cause further dilution to our stockholders. The exercise of outstanding stock options, the vesting of outstanding restricted stock units and the delivery of shares under restricted stock unit agreements containing provisions to delay delivery may also result in further dilution of your investment. See the section entitled “Dilution” on page S-11 below for a more detailed illustration of the dilution you may incur if you participate in this offering.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering. As of June 18, 2019, an aggregate total of approximately 29.3 million shares of common stock are either subject to outstanding options or restricted stock unit grants or reserved for future issuance under our equity incentive plans. To the extent we grant additional awards under our equity incentive plans, you could experience dilution, and, as a result, the market price of our common stock may decline.

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue common stock from time to time in connection with this offering. The issuance from time to time of these new shares of our common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

We will have broad discretion over the use of the proceeds of this offering and may not realize a return.

Our management will have broad discretion over the use of our net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment and we might not be able to yield a significant return, if any, on any investment of these net proceeds. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our products and cause the price of our common stock to decline.

Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

Investing in our common stock may involve a high degree of risk.

The investments that we make in accordance with our investment objectives may result in a high amount of risk, resulting in a complete loss of principal, when compared to alternative investment options. Our investments may be highly speculative and aggressive, and therefore an investment in our common stock may not be suitable for someone with lower risk tolerance.

It is not possible to predict the aggregate proceeds resulting from sales made under the equity distribution agreement.

Subject to certain limitations in the equity distribution agreement and compliance with applicable law, we have the discretion to deliver a placement notice to Canaccord at any time throughout the term of the equity distribution agreement. The number of shares that are sold through Canaccord after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with Canaccord in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds to be raised in connection with those sales.

 The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and number of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

 CAUTIONARY NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the information that we incorporate by reference, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “will,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “could,” “potentially” or the negative of these terms or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements concerning the following:

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estimates of our expenses, future revenue and capital requirements;

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our ability to achieve and maintain profitability;

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our ability to obtain additional financing on terms acceptable to us, or at all;

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our ability to advance product candidates into, and successfully complete, clinical trials;

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the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our expectations regarding market acceptance and sales of Vyleesi™ (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”);

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our expectation regarding the timing of our regulatory submissions for approval of Vyleesi for HSDD in certain other jurisdictions outside the United States;

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our expectation regarding performance of our exclusive licensees of Vyleesi, including;

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AMAG Pharmaceuticals, Inc. (“AMAG”) for North America,

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Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, the “Chinese Territories”), and

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Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”);

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the potential for commercialization of Vyleesi for HSDD in North America by AMAG and other product candidates, if approved, by us;

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our expectations regarding the potential market size and market acceptance for Vyleesi for HSDD and our other product candidates, if approved for commercial use;

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our ability to compete with other products and technologies similar to our product candidates;

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the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

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the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

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our ability to recognize the potential value of our licensing arrangements with third parties;

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the potential to achieve revenues from the sale of our product candidates;

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our ability to obtain adequate reimbursement from Medicare, Medicaid, private insurers and other healthcare payers;

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our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

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the performance of our management team, senior staff professionals, and third-party contractors and consultants;

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the retention of key management, employees and third-party contractors;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

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our compliance with federal and state laws and regulations;

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the timing and costs associated with obtaining regulatory approval for our product candidates;

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the impact of fluctuations in foreign exchange rates;

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the impact of legislative or regulatory healthcare reforms in the United States;

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our ability to adapt to changes in global economic conditions as well as competing products and technologies; and

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our ability to remain listed on the NYSE American stock exchange.

These forward-looking statements are subject to a number of risks, uncertainties and assumptions described under the section titled “Risk Factors” and elsewhere in this prospectus supplement, the accompanying base prospectus, and in the reports with file with the SEC. We also operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances described in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements contained or incorporated by reference in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance, events, circumstances or achievements reflected in the forward-looking statements will ever be achieved or occur. Except as required by law, we undertake no obligation to update any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.

You should read this prospectus, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Information by Reference,” and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement on Form S-3, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

 USE OF PROCEEDS

The proceeds from this offering may vary if we choose to raise less than, or are unable to raise up to, the maximum $40,000,000 in gross offering proceeds permitted by this prospectus supplement. The number of shares that we offer and the offering price per share also may vary.

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from the sale of the securities offered hereby for research and further development of our product candidates and for general corporate purposes, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.

We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds from this offering. Pending application of the net proceeds as described above, we intend to invest the net proceeds of the offering in short-term, investment-grade, interest-bearing securities.

DILUTION

    If you invest in our common stock, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock after this offering.

As of March 31, 2019, our net tangible book value was approximately $16.1 million, or $0.08 per share of common stock. Such net tangible book value per share represents the amount of our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding on March 31, 2019.

After giving effect to the sale of 30,534,351 shares of common stock in this offering at an assumed public offering price of $1.31 per share (which was the last reported sale price on June 18, 2019), after deducting estimated offering expenses and after deducting estimated sales agent discounts payable by us, our pro forma net tangible book value as of March 31, 2019 would have been approximately $54.7 million, or $0.23 per share of common stock. This would represent an immediate increase in pro forma net tangible book value of $0.15 per share to existing stockholders and an immediate dilution of $1.08 per share to new investors purchasing shares of common stock in this offering, assuming 30,534,351 shares are sold at the assumed public offering price of $1.31 per share.

The following table illustrates this dilution on a per share basis:

Assumed public offering price per share		$1.31
Historical net book value per share as of March 31, 2019	$0.08
As adjusted increase in net book value per share attributable to new investors in this offering	$0.15
As adjusted net book value per share of our common stock after this offering		$0.23
Dilution of as adjusted net book value per share to new investors		$1.08

The foregoing table is based on 203,063,429 shares of our common stock outstanding as of March 31, 2019 and assumes the conversion of all then convertible preferred stock and excludes:

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 12,481,399 shares issuable on the exercise of stock options, at exercise prices ranging from $0.37 to $2.80 per share;

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4,872,333 shares issuable under restricted stock units which vest on dates between June 11, 2019 and June 26, 2022, subject to the fulfillment of service or performance conditions;

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3,952,875 shares of common stock which have vested under restricted stock unit agreements, but are subject to provisions to delay delivery; and

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23,404,046 shares issuable on the exercise of warrants at exercise prices ranging from $0.70 to $0.91 per share.

To the extent that options or warrants are exercised, you will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities may result in further dilution to our stockholders.

DIVIDEND POLICY

We have not paid cash dividends on our common stock and do not anticipate paying dividends in the foreseeable future. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on June 18, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock. Our board of directors currently intends to retain any future earnings for reinvestment in our growing business. Any future determination to pay dividends will also be at the discretion of our board of directors and will be dependent upon our results of operations and cash flows, our financial position and capital requirements, general business conditions, legal, tax, regulatory and any contractual restrictions on the payment of dividends, and any other factors our board of directors deems relevant. We currently intend to retain all available funds and any future earnings to fund the development and expansion of our business, and we do not anticipate paying any cash dividends in the foreseeable future.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion describes the material U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by Non-U.S. Holders (as defined below). This discussion does not address all aspects of U.S. federal income taxes, does not discuss the potential application of the Medicare Contribution tax, and does not deal with state, local or non-U.S. tax consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances, nor does it address U.S. federal tax consequences other than income taxes (except to the limited extent set forth below). Rules different from those described below may apply to certain Non-U.S. Holders that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code, such as financial institutions, insurance companies, tax-exempt organizations, “foreign governments,” international organizations, broker-dealers and traders in securities, U.S. expatriates, “controlled foreign corporations,” “passive foreign investment companies,” corporations that accumulate earnings to avoid U.S. federal income tax, persons that hold our common stock as part of a “straddle,” “conversion transaction,” or other risk reduction strategy, partnerships and other pass-through entities, and investors in such pass-through entities or entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their places of organization or formation). Such Non-U.S. Holders are urged to consult their tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and U.S. Treasury Regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those discussed below. We have not requested a ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary. This discussion assumes that the Non-U.S. Holder holds our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment).

The following discussion is for general information only and is not tax advice for Non-U.S. Holders under their particular circumstances. Persons considering the purchase of our common stock pursuant to this offering should consult their tax advisors concerning the U.S. federal income tax consequences of acquiring, owning and disposing of our common stock in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction, including any state, local and non-U.S. tax consequences and any U.S. federal non-income tax consequences.

For the purposes of this discussion, a “Non-U.S. Holder” is, for U.S. federal income tax purposes, a beneficial owner of common stock that is not a U.S. Holder. A “U.S. Holder” means a beneficial owner of our common stock that is for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (c) an estate the income of which is subject to U.S. federal income taxation regardless of its source or (d) a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person. Also, partnerships, or other entities that are treated as partnerships for U.S. federal income tax purposes (regardless of their place of organization or formation) and entities that are treated as disregarded entities for U.S. federal income tax purposes (regardless of their place of organization or formation) are not addressed by this discussion and are, therefore, not considered to be Non-U.S. Holders for the purposes of this discussion.

Distributions

Distributions, if any, made on our common stock to a Non-U.S. Holder of our common stock generally will constitute dividends for U.S. tax purposes to the extent made out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be subject to withholding tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. To obtain a reduced rate of withholding under a treaty, a Non-U.S. Holder generally will be required to provide us with a properly executed IRS Form W-8BEN, W-8BEN-E or other appropriate form, certifying the Non-U.S. Holder’s entitlement to benefits under that treaty. In the case of a Non-U.S. Holder that is an entity, U.S. Treasury Regulations and the relevant tax treaty provide rules to determine whether, for purposes of determining the applicability of a tax treaty, dividends will be treated as paid to the entity or to those holding an interest in that entity. If a Non-U.S. Holder holds stock through a financial institution or other agent acting on the holder’s behalf, the holder will be required to provide appropriate documentation to such agent. The holder’s agent may then be required to provide certification to us or our paying agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. federal withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

Withholding tax is generally not imposed on dividends paid to a Non-U.S. Holder that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment that such holder maintains in the United States) if a properly executed IRS Form W-8ECI, stating that the dividends are so connected, is furnished to us (or, if stock is held through a financial institution or other agent, to such agent). In general, such effectively connected dividends will be subject to U.S. federal income tax, on a net income basis at the regular graduated rates, unless a specific treaty exemption applies. A Non-U.S. Holder that is a corporation for U.S. federal income tax purposes that receives effectively connected dividends may also be subject to an additional “branch profits tax,” which is imposed, under certain circumstances, at a rate of 30% (or such lower rate as may be specified by an applicable treaty) on the corporate Non-U.S. Holder’s effectively connected earnings and profits, subject to certain adjustments.

To the extent distributions on our common stock, if any, exceed our current and accumulated earnings and profits, they will first reduce your adjusted basis in our common stock as a non-taxable return of capital, but not below zero, and then any excess will be treated as gain and taxed in the same manner as gain realized from a sale or other disposition of common stock as described in the next section.

Distributions on our common stock will also be subject to the rules discussed below relating to backup withholding and foreign accounts.

Gain on Disposition of Our Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a Non-U.S. Holder generally will not be subject to U.S. federal income tax with respect to gain realized on a sale or other disposition of our common stock unless (a) the gain is effectively connected with a trade or business of such holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment that such holder maintains in the United States), (b) the Non-U.S. Holder is a nonresident alien individual and is present in the United States for 183 or more days in the taxable year of the disposition and certain other conditions are met, or (c) we are or have been a “United States real property holding corporation” within the meaning of Code Section 897(c)(2) at any time within the shorter of the five-year period preceding such disposition or such holder’s holding period.

If you are a Non-U.S. Holder described in (a) above, you will be required to pay tax on the net gain derived from the sale at regular graduated U.S. federal income tax rates, unless a specific treaty exemption applies, and corporate Non-U.S. Holders described in (a) above may be subject to the additional branch profits tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If you are an individual Non-U.S. Holder described in (b) above, you will be required to pay a flat 30% tax on the gain derived from the sale, which gain may be offset by U.S. source capital losses (even though you are not considered a resident of the United States). With respect to (c) above, in general, we would be a United States real property holding corporation if interests in U.S. real estate constituted (by fair market value) at least half of our total worldwide real property interests plus business assets. We believe that we are not, and do not anticipate becoming, a United States real property holding corporation; however, there can be no assurance that we will not become a U.S. real property holding corporation in the future. Even if we are treated as a U.S. real property holding corporation, such treatment will not cause gain realized by a Non-U.S. Holder on a disposition of our common stock to be subject to U.S. federal income tax so long as (1) the Non-U.S. Holder owned, directly, indirectly and constructively, no more than five percent of our common stock at all times within the shorter of (i) the five-year period preceding the disposition or (ii) the holder’s holding period and (2) our common stock is regularly traded on an established securities market. There can be no assurance that our common stock will continue to qualify as regularly traded on an established securities market.

Information Reporting Requirements and Backup Withholding

Generally, we or certain financial middlemen must report information to the IRS with respect to any dividends we pay on our common stock including the amount of any such dividends, the name and address of the recipient, and the amount, if any, of tax withheld. A similar report is sent to the holder to whom any such dividends are paid. Pursuant to tax treaties or certain other agreements, the IRS may make its reports available to tax authorities in the recipient’s country of residence.

Dividends paid by us (or certain financial middlemen) to a Non-U.S. Holder may also be subject to U.S. backup withholding. U.S. backup withholding generally will not apply to a Non-U.S. Holder who provides a properly executed appropriate IRS Form W-8 or otherwise establishes an exemption.

Under current U.S. federal income tax law, U.S. information reporting and backup withholding requirements generally will apply to the proceeds of a disposition of our common stock effected by or through a U.S. office of any broker, U.S. or non-U.S., unless the holder provides a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, or otherwise establishes an exemption. Generally, U.S. information reporting and backup withholding requirements will not apply to a payment of disposition proceeds to a Non-U.S. Holder where the transaction is considered effected outside the United States through a non-U.S. office of a non-U.S. broker. Information reporting and backup withholding requirements may, however, apply to a payment of disposition proceeds if the broker has actual knowledge, or reason to know, that the holder is, in fact, a U.S. person. For information reporting purposes, certain brokers with substantial U.S. ownership or operations will generally be treated in a manner similar to U.S. brokers.

If backup withholding is applied to you, you should consult with your tax advisor to determine if you are able to obtain a tax refund or credit with respect to the amount withheld.

Foreign Accounts

A U.S. federal withholding tax of 30% may apply to dividends paid to a foreign financial institution (as specifically defined by applicable rules), including when the foreign financial institution holds our common stock on behalf of a Non-U.S. Holder, unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity holders of such institution, as well as certain account holders that are foreign entities with U.S. owners). This U.S. federal withholding tax of 30% will also apply to dividends paid to a non-financial foreign entity unless such entity provides the withholding agent with either a certification that it does not have any substantial direct or indirect U.S. owners or provides information regarding direct and indirect U.S. owners of the entity. The withholding tax described above will not apply if the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from the rules. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. While U.S. federal withholding tax of 30% would have applied also to the gross proceeds from a sale or other disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate this withholding tax on payments of gross receipts entirely. Non-U.S. Holders generally may rely on the proposed Treasury Regulations until final Treasury Regulations are issued.

Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. Holders are encouraged to consult with their tax advisors regarding the possible implications of this withholding tax on their investment in our common stock.

Federal Estate Tax

An individual who at the time of death is not a citizen or resident of the United States and who is treated as the owner of, or has made certain lifetime transfers of, an interest in our common stock will be required to include the value thereof in his or her taxable estate for U.S. federal estate tax purposes, and may be subject to U.S. federal estate tax. Applicable estate or gift tax treaty may alter the tax treatment described in the preceding sentence. The definition of when an individual is a resident of the United States for U.S. federal estate tax purposes differs from the definition used for U.S. federal income tax purposes. Some individuals, therefore, may be “Non-U.S. Holders” for U.S. federal income tax purposes, but not for U.S. federal estate tax purposes, and vice versa.

EACH PROSPECTIVE INVESTOR SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR COMMON STOCK, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAW, AS WELL AS TAX CONSEQUENCES ARISING UNDER ANY STATE, LOCAL, NON-U.S. OR U.S. FEDERAL NON-INCOME TAX LAWS.

PLAN OF DISTRIBUTION

We have entered into an equity distribution agreement with Canaccord under which we may issue and sell from time to time shares of our common stock having an aggregate gross sales price of up to $40,000,000 of our common stock through Canaccord, acting as our sales agent for the offer and sale of the common stock.

 Sales of the common stock, if any, will be made through ordinary brokers’ transactions at market prices by methods deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on the NYSE American stock exchange, on any other existing trading market for the common stock, or to or through a market maker other than on an exchange. Canaccord may also sell our common stock hereunder by any other method permitted by law, including in privately negotiated transactions.

Upon delivery of a placement notice, Canaccord may offer the common stock subject to the terms and conditions of the equity distribution agreement on a daily basis or as otherwise agreed upon by us and Canaccord. We will designate the maximum amount of common stock to be sold through Canaccord on a daily basis or otherwise determine such maximum amount together with Canaccord. Subject to the terms and conditions of the equity distribution agreement, Canaccord will use its commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Canaccord not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. We or Canaccord may suspend the offering of the common stock being made through Canaccord under the equity distribution agreement upon proper notice to the other party and subject to other conditions.

We will pay Canaccord commissions, in cash, for its services in acting as agent in the sale of our common stock. The aggregate compensation payable to Canaccord shall be equal to 3.0% of the gross sales price per share of all shares sold through it as agent under the equity distribution agreement. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse a portion of the expenses of Canaccord in connection with this offering up to a maximum of $25,000. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Canaccord under the equity distribution agreement, will be approximately $127,500.

Settlement for sales of common stock will occur on the second trading day following the date on which any sales are made (or such earlier day as is industry practice for regular-way trading), in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Canaccord may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

Canaccord will use its commercially reasonable efforts, consistent with its sales and trading practices, to solicit offers to purchase the common stock shares under the terms and subject to the conditions set forth in the equity distribution agreement. In connection with the sales of the common stock on our behalf, Canaccord may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation to Canaccord will be deemed to be underwriting commissions or discounts. We have also agreed in the equity distribution agreement to provide indemnification and contribution to Canaccord with respect to certain liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to equity distribution agreement will terminate automatically upon the sale of all shares of our common stock subject to the equity distribution agreement or as otherwise permitted therein. We and Canaccord may each terminate the equity distribution agreement at any time upon ten days’ prior written notice.

Any portion of the $40,000,000 included in this prospectus supplement that is not previously sold or included in an active placement notice pursuant to the equity distribution agreement is available for sale in other offerings pursuant to the accompanying base prospectus, and if no shares are sold under the equity distribution agreement, the full $40,000,000 of securities may be sold in other offerings pursuant to the accompanying base prospectus.

Our common stock is listed on the NYSE American stock exchange under the trading symbol “PTN.” The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Canaccord and its affiliates have in the past provided, and may in the future provide, various investment banking, commercial banking and other financial services for us and our affiliates, for which services they have received or may in the future receive customary fees. To the extent required by Regulation M, Canaccord will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

Canaccord may distribute this prospectus supplement and the accompanying prospectus electronically.

LEGAL MATTERS

             The validity of the issuance of the securities offered by this prospectus supplement and the accompanying prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. Goodwin Procter LLP, New York, New York, is acting as counsel for Canaccord in connection with various matters related to the securities offered hereby.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. and subsidiary as of June 30, 2018 and 2017, and for each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and accompanying prospectus constitute a part of a registration statement on Form S-3 that we filed with the SEC under the Securities Act. We refer you to this registration statement for further information about us and the securities offered hereby.

We file annual, quarterly and special reports and other information with the SEC (Commission File Number 001-15543). These filings contain important information that does not appear in this prospectus. For further information about us, you may read and copy any reports, statements and other information filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549-0102. You may obtain further information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically. You can find information about Palatin, including our periodic reports and other information that we file electronically, on our website at http://www.palatin.com. The reference to our website is an inactive textual reference only. Information found on our website is not part of this prospectus. You may also request a copy of any of our periodic reports filed with the SEC by writing or telephoning us at the following address:

Stephen T. Wills
Chief Financial Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone (609) 495-2200

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus supplement information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus supplement, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

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The Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 13, 2018;

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The Company’s Definitive Proxy on Form DEF 14A, filed with the SEC on May 10, 2019;

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The Company’s Current Reports on Form 8-K, filed with the SEC on November 13, 2018, January 7, 2019, April 4, 2019 and June 20, 2019;

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The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 9, 2018;

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The Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 11, 2019;

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The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, filed with the SEC on May 9, 2019; and

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The description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on December 13, 1999, File No. 001-15543, including any amendment or report filed for the purpose of updating such description.

This prospectus supplement may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus supplement. To the extent that any statements contained in a document incorporated by reference are modified or superseded by any statements contained in this prospectus supplement, such statements shall not be deemed incorporated in this prospectus supplement except as so modified or superseded. Reports we file with the SEC after the date of this prospectus supplement may also contain information that updates, modifies or is contrary to information in this prospectus supplement or in documents incorporated by reference in this prospectus supplement. Investors should review these reports as they may disclose a change in our business, prospectus, financial condition or other affairs after the date of this prospectus supplement.

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills
Chief Financial Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone (609) 495-2200

Filed pursuant to Rule 424(b)(5)
File No. 333-226905

PALATIN TECHNOLOGIES, INC.

4B Cedar Brook Drive
Cranbury, New Jersey 08512
(609) 495-2200

$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
Units

We may offer under this prospectus from time to time in one or more offerings, at prices and on terms to be determined by market conditions at the time we make the offer, up to an aggregate of $100,000,000 of our:

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common stock, par value $0.01 per share;

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preferred stock, par value $0.01 per share;

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debt securities;

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warrants to purchase common or preferred stock, or debt securities; or

●
any combination of the above, separately or as units.

This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement. The prospectus supplement will provide specific terms of the securities offered, will describe the specific manner in which we will offer these securities, and may also supplement, update or amend information contained in this prospectus. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement related to the offering of the securities, together with any documents incorporated herein or therein.

Our common stock is listed on the NYSE American under the symbol “PTN.” On February 11, 2019, the closing price of our common stock as reported on the NYSE American was $0.74 per share. None of the other securities that we may offer under this prospectus are currently publicly traded.

As of February 11, 2019, the aggregate market value of our outstanding common shares held by non-affiliates was approximately $148,446,337, which was calculated based on 203,063,429 common shares outstanding as of that date, of which 200,603,159 common shares were held by non-affiliates, and a price per share of $0.74, which was the closing price of our common stock as reported on the NYSE American on such date.

Investing in our securities involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “Risk Factors” beginning on page 5.

Neither the United States Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

If we sell securities through agents or underwriters, we will include their names and the fees, commissions and discounts they will receive, as well as the net proceeds to us, in the applicable prospectus supplement. The underwriters, if any, may over-allot a portion of the securities.

The date of this prospectus is February 13, 2019

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus and in the information incorporated by reference. This summary is not complete and does not contain all of the information you should consider prior to investing in our securities. After you read this summary, you should read and consider carefully the more detailed information and financial statements and related notes that we include in this prospectus or incorporate by reference, especially the section entitled “Risk Factors.” If you invest in our securities, you are assuming a high degree of risk.

Unless we have indicated otherwise or the context otherwise requires, references in the prospectus to “Palatin,” the “Company,” “we,” “us” and “our” or similar terms refer to the operations of Palatin Technologies, Inc. and its subsidiary.

Overview

 We are a specialized biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin and natriuretic peptide receptor systems. Our product candidates are targeted, receptor-specific therapeutics for the treatment of diseases with significant unmet medical need and commercial potential. Our most advanced product candidate is Vyleesi™, the trade name for bremelanotide, a peptide melanocortin receptor 4 (MC4r) agonist, for the treatment of premenopausal women with acquired, generalized hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”), defined as low desire with associated distress or interpersonal difficulty.

Vyleesi. Vyleesi is a subcutaneous injectable product for the treatment of HSDD in premenopausal women. Vyleesi is a synthetic peptide analog of the naturally occurring hormone alpha-MSH (melanocyte-stimulating hormone). In March 2018, our exclusive North American licensee for Vyleesi, AMAG Pharmaceuticals, Inc. (“AMAG”), submitted a New Drug Application (“NDA”) to the U.S. Food and Drug Administration (“FDA”) for Vyleesi for the treatment of HSDD in premenopausal women, which was accepted for filing and review by the FDA. In November 2018, AMAG announced that the FDA requested additional data assessing 24-hour ambulatory blood pressure with short term daily use of Vyleesi, which study is ongoing. The Prescription Drug User Fee Act (“PDUFA”) date for completion of FDA review of the Vyleesi NDA was extended by three months to June 23, 2019. We have also licensed rights to bremelanotide to Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”) for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, “Chinese Territories”), and Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”).

Our Phase 3 studies for HSDD in premenopausal women, called the RECONNECT studies, consisted of two double-blind placebo-controlled, randomized parallel group studies comparing the on-demand use of 1.75 mg of Vyleesi versus placebo, in each case, delivered via a subcutaneous auto-injector. Each trial consisted of more than 600 patients randomized in a 1:1 ratio to either the treatment arm or placebo with a 24-week evaluation period. In both clinical trials, Vyleesi met the pre-specified co-primary efficacy endpoints of improvement in desire and decrease in distress associated with low sexual desire as measured using validated patient-reported outcome instruments.

 After completing the studies, patients had the option to continue in an open-label safety extension study for an additional 52 weeks. Nearly 80% of patients who completed the randomized portion of the study elected to remain in the open-label portion of the study. In the Phase 3 clinical trials, the most frequent adverse events were nausea, flushing, injection site reactions and headache, which were generally mild-to-moderate in intensity and were transient.

We retain worldwide rights for Vyleesi for HSDD and all other indications outside North America, Korea and the Chinese Territories. We are actively seeking potential partners for marketing and commercialization rights for Vyleesi for HSDD outside the licensed territories. However, we may not be able to enter into suitable agreements with potential partners on acceptable terms, if at all.

Melanocortin Receptor Systems. There are five melanocortin receptors, MC1r through MC5r. Modulation of these receptors, through use of receptor-specific agonists, which activate receptor function, or receptor-specific antagonists, which block receptor function, can have significant pharmacological effects. Our new product development activities primarily focus on MC1r agonists, with potential to treat a number of inflammatory and autoimmune diseases such as dry eye disease, also known as keratoconjunctivitis sicca, uveitis, diabetic retinopathy and inflammatory bowel disease. We believe that MC1r agonists, including the MC1r agonist peptides we are developing, have broad anti-inflammatory effects and appear to utilize mechanisms engaged by the endogenous melanocortin system in regulation of the immune system and resolution of inflammatory responses. We are also developing peptides that are active at more than one melanocortin receptor, and MC4r agonists, with potential utility in a number of obesity and metabolic-related disorders, including rare disease and orphan indications.

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PL-8177, a selective MC1r agonist peptide, is our lead clinical development candidate for inflammatory bowel diseases, with potential applicability for a number of other diseases. We filed an Investigational New Drug (“IND”) application on PL-8177 in late 2017 and have completed subcutaneous dosing of human subjects in a Phase 1 single and multiple ascending dose clinical safety study, with favorable results issued in a press release dated November 8, 2018. We started a clinical study with oral dosing of PL-8177 in human subjects in the fourth quarter of calendar year 2018, with data expected in the first quarter of calendar year 2019.

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PL-8331, a dual MC1r and MC5r peptide agonist, is a preclinical development candidate for treating ocular inflammation. We have initiated IND-enabling preclinical activities with PL-8331, and if results are favorable, anticipate filing an IND and initiating clinical trials for treatment of dry eye disease in the second half of calendar year 2019.

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We have initiated preclinical programs with MC4r peptides and orally-active small molecules for treatment of rare genetic metabolic and obesity disorders, and if results are favorable, anticipate selecting a lead clinical development candidate and completing IND-enabling activities in calendar year 2019.

Natriuretic Peptide Receptor Systems. The natriuretic peptide receptor (“NPR”) system has numerous cardiovascular functions, and therapeutic agents modulating this system may be useful in treatment of cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis, heart failure, acute asthma, other pulmonary diseases and hypertension. While the therapeutic potential of modulating this system is well appreciated, development of therapeutic agents has been difficult due, in part, to the short biological half-life of native peptide agonists. We have designed and are developing potential candidate drugs that are selective for one or more different natriuretic peptide receptors, including natriuretic peptide receptor-A (“NPR-A”), natriuretic peptide receptor B (“NPR-B”), natriuretic peptide receptor C (“NPR-C”).

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PL-3994 is an NPR-A agonist we developed which has completed Phase 1 clinical safety studies. It has potential utility in treatment of a number of cardiovascular diseases, including genetic and orphan diseases resulting from a deficiency of endogenous active NPR-A. We have ongoing academic collaborations with several institutions with PL-3994, and seek to enter into a development partnership by the end of calendar year 2019.

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PL-5028, a dual NPR-A and NPR-C agonist we developed, is in preclinical development for cardiovascular diseases, including reducing cardiac hypertrophy and fibrosis. We have ongoing academic collaborations with several institutions with PL-5028, and seek to enter into a development partnership by the end of calendar year 2019.

The following chart illustrates the status of our drug development programs.

 Our Strategy

Key elements of our business strategy include:

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Using our technology and expertise to develop and commercialize products in our active drug development programs;

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Entering into strategic alliances and partnerships with pharmaceutical companies to facilitate the development, manufacture, marketing, sale and distribution of product candidates that we are developing;

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Partially funding our product development programs with the cash flow generated from existing license agreements, as well as any future research, collaboration or license agreements; and

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Completing development and seeking regulatory approval of certain of our other product candidates.

Risks Related to Our Business

Our business is subject to numerous risks and uncertainties, including those incorporated by reference in the section of this prospectus entitled “Risk Factors,” which you should read carefully before deciding to invest in our securities. These risks include, among others, the following:

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We have incurred substantial losses since our inception and we anticipate that we will not attain sustained profitability in the foreseeable future, if ever. We expect to incur additional losses as we continue our development of product candidates. Until bremelanotide for HSDD or other product candidates receive regulatory approval under applicable regulatory requirements, neither we nor our licensees can sell products we have developed and we will not have product, sales milestone or royalty revenues from them;

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We are substantially dependent on the clinical and commercial success of our product candidates, primarily our lead product candidate, bremelanotide for HSDD, for which AMAG, our North American licensee, has filed an NDA with FDA. Neither we nor our licensees may be able to obtain regulatory approval for bremelanotide for HSDD or our other product candidates under applicable regulatory requirements. The denial or delay of any such approval would delay commercialization and have a material adverse effect on our potential to generate revenue, our business and our results of operations;

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Our licensees control the development and commercialization of bremelanotide in North America, Chinese Territories and Korea, and as a result we may not realize a significant portion of the potential value of the license arrangements. We have limited control over development activities, including regulatory approvals, and no direct control over commercialization efforts;

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Even if bremelanotide for HSDD or our other product candidates receive regulatory approval, the products may fail to achieve the level of market acceptance needed for us to have commercial success. Our product candidates, if approved, will face significant competition and our failure, or the failure of our licensees, to effectively compete may prevent us from achieving significant market penetration and expansion;

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We will require substantial additional funding to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development, other operations or commercialization efforts;

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If our efforts to protect our intellectual property related to bremelanotide for HSDD or any future product candidates are not adequate, we may not be able to compete effectively in our market; and

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We rely on a small management team and staff as well as various contractors and consultants to provide critical services to us, including services related to our clinical programs for bremelanotide, PL-8177 and PL-3994 and our preclinical programs for other NPR and MC1r and MC4r peptide or small molecule drug candidates. Such programs could be adversely affected if we lose the services of existing key personnel.

 Corporate Information

We were incorporated under the laws of the State of Delaware on November 21, 1986 and commenced operations in the biopharmaceutical area in 1996. Our corporate offices are located at 4B Cedar Brook Drive, Cedar Brook Corporate Center, Cranbury, New Jersey 08512 and our telephone number is (609) 495-2200. Our internet address is www.palatin.com. The information on our website is not incorporated by reference into this prospectus and should not be considered to be part of this prospectus. Our website address is included in this prospectus as an inactive textual reference only.

 “Palatin Technologies, Inc.” and the Palatin logo are our trademarks. “Vyleesi” is a trademark of AMAG Pharmaceuticals, Inc. in North America and of Palatin Technologies, Inc. elsewhere in the world. All other trademarks and service marks appearing in this prospectus are the property of their respective owners.

The Offering

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100.0 million. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. To the extent that any information we provide in a prospectus supplement is inconsistent with information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Incorporation of Information by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We are not offering the securities in any jurisdiction where the offering is prohibited. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is truthful or complete at any date other than the date mentioned on the cover page of those documents.

RISK FACTORS

Investing in our securities involves risks which you should consider carefully. We have set forth below risk factors related specifically to this offering. For risks related to our business operations, see “Risk Factors” in our annual report, on Form 10-K for the year ended June 30, 2018 and our quarterly reports on Form 10-Q for the quarters ended September 30, 2018 and December 31, 2018, and all subsequent reports that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have incorporated those reports by reference into this prospectus. See “Incorporation of Information by Reference” and “Where You Can Find More Information” below.

RISKS RELATED TO THE OFFERING

We expect to sell additional equity securities, which will cause dilution.

We expect to sell more equity securities in the future to obtain operating funds. We may sell these securities at a discount to the market price. Any future sales of equity will dilute the holdings of existing stockholders, possibly reducing the value of their investment.

Investors in this offering may suffer immediate dilution.

As of December 31, 2018, we had a net book value of $21.1 million which yields a pro forma net book value of $0.10 per share of common stock, assuming the conversion of all then convertible preferred stock and no exercise of any warrants or options. If you pay more than the net tangible book value per share for stock in this offering, you will suffer immediate dilution.

As of February 11, 2019, there were 44,803,050 shares of common stock underlying outstanding convertible preferred stock, options, restricted stock units and warrants. Stockholders may experience dilution from the conversion of preferred stock, exercise of outstanding options and warrants, vesting of restricted stock units or delayed delivery of common stock pursuant to restricted stock unit agreements.

As of February 11, 2019, holders of our outstanding dilutive securities had the right to acquire the following amounts of underlying common stock:

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61,335 shares issuable on the conversion of immediately convertible Series A Convertible preferred stock, subject to adjustment, for no further consideration;

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12,512,461 shares issuable on the exercise of stock options, at exercise prices ranging from $0.37 to $2.80 per share;

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4,872,333 shares issuable under restricted stock units which vest on dates between June 20, 2019 and June 26, 2022, subject either to the fulfillment of service conditions or attaining defined performance conditions;

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3,952,875 shares of common stock which have vested under restricted stock unit agreements, but are subject to provisions to delay delivery; and

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23,404,046 shares issuable on the exercise of warrants at exercise prices ranging from $0.70 to $0.91 per share.

If the holders convert, exercise or receive these securities, or similar dilutive securities we may issue in the future, stockholders may experience dilution in the net tangible book value of their common stock. In addition, the sale or availability for sale of the underlying shares in the marketplace could depress our stock price. We have registered or agreed to register for resale substantially all of the underlying shares listed above. Holders of registered underlying shares could resell the shares immediately upon issuance, which could result in significant downward pressure on our stock price and could also negatively impact our ability to raise equity capital.

We will have broad discretion over the use of the proceeds of this offering and you may not realize a return.

We will have considerable discretion in the application of the net proceeds of this offering. We have not determined the amount of net proceeds that we will apply to various corporate purposes, including potential acquisitions. We may use the net proceeds for purposes that do not yield a significant return, if any, for our stockholders.

NOTE CONCERNING FORWARD-LOOKING STATEMENTS

In this prospectus, references to “we”, “our”, “us” or “Palatin” means Palatin Technologies, Inc. and its subsidiary.

This prospectus, and the information that we incorporate by reference, as well as oral statements that may be made by us or by our officers, directors, or employees acting on our behalf, that are not historical facts constitute “forward-looking statements”, which are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. The forward-looking statements in this prospectus do not constitute guarantees of future performance. Investors are cautioned that statements that are not strictly historical facts contained in this prospectus, including, without limitation, the following are forward looking statements:

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estimates of our expenses, future revenue and capital requirements;

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our ability to achieve and maintain profitability;

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our ability to obtain additional financing on terms acceptable to us, or at all;

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our ability to advance product candidates into, and successfully complete, clinical trials;

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the initiation, timing, progress and results of future preclinical studies and clinical trials, and our research and development programs;

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the timing or likelihood of regulatory filings and approvals;

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our expectations regarding completion of required clinical trials and studies and validation of methods and controls used to manufacture Vyleesi™ (the trade name for bremelanotide) for the treatment of premenopausal women with hypoactive sexual desire disorder (“HSDD”), which is a type of female sexual dysfunction (“FSD”);

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our expectation regarding the timing of our regulatory submissions for approval of Vyleesi for HSDD in the United States and in certain other jurisdictions outside the United States;

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our expectation regarding performance of our exclusive licensees of Vyleesi, including;

o
AMAG Pharmaceuticals, Inc. (“AMAG”) for North America,

o
Shanghai Fosun Pharmaceutical Industrial Development Co. Ltd. (“Fosun”), a subsidiary of Shanghai Fosun Pharmaceutical (Group) Co., Ltd., for the territories of the People’s Republic of China, Taiwan, Hong Kong S.A.R. and Macau S.A.R. (collectively, the “Chinese Territories”), and

o
Kwangdong Pharmaceutical Co., Ltd. (“Kwangdong”) for the Republic of Korea (“Korea”);

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the potential for commercialization of Vyleesi for HSDD in North America by AMAG and other product candidates, if approved, by us;

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our expectations regarding the potential market size and market acceptance for Vyleesi for HSDD and our other product candidates, if approved for commercial use;

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our ability to compete with other products and technologies similar to our product candidates;

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the ability of our third-party collaborators to timely carry out their duties under their agreements with us;

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the ability of our contract manufacturers to perform their manufacturing activities for us in compliance with applicable regulations;

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our ability to recognize the potential value of our licensing arrangements with third parties;

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the potential to achieve revenues from the sale of our product candidates;

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our ability to obtain adequate reimbursement from Medicare, Medicaid, private insurers and other healthcare payers;

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our ability to maintain product liability insurance at a reasonable cost or in sufficient amounts, if at all;

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the performance of our management team, senior staff professionals, and third-party contractors and consultants;

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the retention of key management, employees and third-party contractors;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology in the United States and throughout the world;

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our compliance with federal and state laws and regulations;

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the timing and costs associated with obtaining regulatory approval for our product candidates;

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the impact of fluctuations in foreign exchange rates;

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the impact of legislative or regulatory healthcare reforms in the United States;

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our ability to adapt to changes in global economic conditions as well as competing products and technologies; and

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our ability to remain listed on the NYSE American stock exchange.

These forward-looking statements involve risks, uncertainties and other factors that could cause our actual results to be materially different from our historical results or from any results expressed or implied by forward-looking statements. Our future operating results are subject to risks and uncertainties and are dependent upon many factors, including, without limitation, the risks identified under the caption “Risk Factors,” and in our other SEC filings. The statements we make in this prospectus are as of the date of this prospectus.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as may be required by law, we do not intend to update any of the forward-looking statements for any reason after the date of this prospectus to conform such statements to actual results or if new information becomes available.

All forward-looking statements attributable to us, or to persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements.

You should read this prospectus, together with the information incorporated herein by reference as described under the section entitled “Incorporation of Information by Reference,” and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement on Form S-3, of which this prospectus is a part, with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

INCORPORATION OF INFORMATION BY REFERENCE

We incorporate into this prospectus information contained in documents which we file with the SEC. We are disclosing important information to you by referring you to those documents. The information which we incorporate by reference is an important part of this prospectus, and certain information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below (other than, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules):

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annual report on Form 10-K for the fiscal year ended June 30, 2018, filed with the SEC on September 13, 2018;

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quarterly report on Form 10-Q for the quarter ended September 30, 2018, filed with the SEC on November 9, 2018;

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quarterly report on Form 10-Q for the quarter ended December 31, 2018, filed with the SEC on February 11, 2019;

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current report on Form 8-K, filed with the SEC on November 13, 2018;

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current report on Form 8-K, filed with the SEC on January 7, 2019; and

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the description of our common stock contained in our registration statement on Form 8-A, initially filed with the SEC on December 13, 1999, including any amendment or report for the purpose of updating such description.

We also incorporate by reference any documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering (other than, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules).

You may obtain a free copy of any or all of the information incorporated by reference by writing or calling us. Please direct your request to:

Stephen T. Wills
Executive Vice President, Chief Financial Officer and Chief Operating Officer
Palatin Technologies, Inc.
4B Cedar Brook Drive
Cranbury, New Jersey 08512
Telephone: (609) 495-2200
Fax: (609) 495-2201

 WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, registration statements and other information with the SEC. You may read and copy any materials we file at the SEC’s Public Reference Room at 100 F St. NE, Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is http://www.sec.gov. You can also access these documents free of charge and find information about Palatin on our website at http://www.palatin.com. Information found on our website is not part of this prospectus or any prospectus supplement, and investors should not rely on any such information in deciding whether to invest in our securities.

USE OF PROCEEDS

Unless we state otherwise in a prospectus supplement, we intend to use the net proceeds from the sale of securities under this prospectus for general corporate purposes, including capital expenditures. From time to time, we evaluate the possibility of acquiring businesses, products and technologies, and we may use a portion of the proceeds as consideration for acquisitions. Until we use net proceeds for these purposes, we may invest them in interest-bearing securities.

DILUTION

We may set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of purchasers of securities in an offering under this prospectus:

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The net tangible book value per share of our equity securities before and after the offering;

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The amount of the increase in such net tangible book value per share attributable to the cash payments made by the purchasers in the offering; and

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the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

MARKET INFORMATION AND RELATED STOCKHOLDER MATTERS

Our common stock has been listed on NYSE American under the symbol “PTN” since December 21, 1999. It previously traded on The Nasdaq SmallCap Market under the symbol “PLTN.”

Holders of common stock. On February 11, 2019, we had approximately 145 record holders of common stock and the closing sales price of our common stock as reported on the NYSE American was $0.74 per share.

Dividends and dividend policy. We have never declared or paid any dividends. We currently intend to retain earnings, if any, for use in our business. We do not anticipate paying dividends in the foreseeable future.

Dividend restrictions. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on February 11, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock.

DESCRIPTION OF SECURITIES

General

The following description of our capital stock is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part. Our authorized capital stock consists of:

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300,000,000 shares of common stock, par value $0.01 per share, and

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10,000,000 shares of preferred stock, par value $0.01 per share, of which 9,736,000 shares are undesignated.

As of February 11, 2019, we had outstanding:

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203,063,429 shares of our common stock;

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4,030 shares of Series A Convertible Preferred Stock, convertible into 61,335 shares of common stock, subject to adjustment, for no further consideration;

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stock options to purchase 12,512,461 shares of common stock at exercise prices ranging from $0.37 to $2.80 per share;

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restricted stock units representing 4,872,333 shares of common stock which vest on dates between June 20, 2019 and June 26, 2022, subject to the fulfillment of service conditions or attaining defined performance conditions;

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restricted stock unit agreements representing 3,952,875 shares of common stock which have vested but are subject to provisions to delay delivery; and

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warrants to purchase 23,404,046 shares of common stock issuable on the exercise of warrants at exercise prices ranging from $0.70 to $0.91 per share.

Common Stock

We have the authority to issue 300,000,000 shares of common stock, par value $0.01 per share. As of February 11, 2019, there were 203,063,429 shares of our common stock outstanding, and a maximum of 44,803,050 shares of common stock were issuable on conversion of outstanding convertible preferred stock, exercise of outstanding options and warrants, vesting of restricted stock units and delayed delivery pursuant to restricted stock unit agreements.

Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. Holders of shares of common stock do not have any cumulative voting rights. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. See “Preferred Stock” and “Series A Convertible Preferred Stock,” below. Our common stock does not carry any redemption rights or any preemptive or preferential rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock. Holders of our common stock have the right to participate ratably in dividend distributions. Our outstanding Series A Preferred Stock, consisting of 4,030 shares on February 11, 2019, provides that we may not pay a dividend or make any distribution to holders of any class of stock unless we first pay a special dividend or distribution of $100 per share to the holders of the Series A Preferred Stock.

Market Information

Our common stock is listed on the NYSE American under the symbol “PTN.” On February 11, 2019, the closing price of the common stock was $0.74 per share. We do not have any other class of securities listed for trading.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company, located at 6201 15th Avenue, Brooklyn, New York 11219. Their telephone number is (800) 937-5449.

 Preferred Stock

We have the authority to issue 10,000,000 shares of preferred stock. As of February 11, 2019, 264,000 shares of our preferred stock were designated as a single class, Series A Convertible Preferred Stock, of which 4,030 shares were outstanding (see “Series A Convertible Preferred Stock” below). The description of preferred stock provisions set forth below is not complete and is subject to and qualified in its entirety by reference to our amended and restated certificate of incorporation and the certificate of designations relating to the Series A Convertible Preferred Stock.

The board of directors has the right, without the consent of holders of common stock, to designate and issue one or more series of preferred stock, which may be convertible into common stock at a ratio determined by the board. A series of preferred stock may bear rights superior to common stock as to voting, dividends, redemption, distributions in liquidation, dissolution, or winding up, and other relative rights and preferences. The board may set the following terms of any series preferred stock (which will be specified in the applicable prospectus supplement):

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the number of shares constituting the series and the distinctive designation of the series;

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dividend rates, whether dividends are cumulative, and, if so, from what date and the relative rights of priority of payment of dividends;

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voting rights and the terms of the voting rights;

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conversion privileges and the terms and conditions of conversion, including provision for adjustment of the conversion rate;

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redemption rights and the terms and conditions of redemption, including the date or dates upon or after which shares may be redeemable, and the amount per share payable in case of redemption, which may vary under different conditions and at different redemption dates;

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sinking fund provisions for the redemption or purchase of shares;

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rights in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority of payment; and

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any other relative powers, preferences, rights, privileges, qualifications, limitations and restrictions of the series.

Dividends on outstanding shares of preferred stock will be paid or declared and set apart for payment before any dividends may be paid or declared and set apart for payment on the common stock with respect to the same dividend period.

If upon any voluntary or involuntary liquidation, dissolution or winding up of the corporation, the assets available for distribution to holders of preferred stock are insufficient to pay the full preferential amount to which the holders are entitled, then the available assets will be distributed ratably among the shares of all series of preferred stock in accordance with the respective preferential amounts (including unpaid cumulative dividends, if any) payable with respect to each series.

Holders of preferred stock will not be entitled to preemptive rights to purchase or subscribe for any shares of any class of capital stock of the corporation. The preferred stock will, when issued, be fully paid and non-assessable. The rights of the holders of preferred stock will be subordinate to those of our general creditors.

Series A Convertible Preferred Stock

The board of directors established a series of 264,000 shares of preferred stock, designated Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A”). We issued 137,780 shares of Series A in 1997, of which 4,030 shares remain outstanding as of February 11, 2019, the rest having been converted into common stock. The Series A has the following rights and preferences.

Optional conversion. Each share of Series A is convertible at any time, at the option of the holder, into the number of shares of common stock equal to $100 divided by the conversion price, as defined in the Series A certificate of designations. The current conversion price is $6.57, so each share of Series A is currently convertible into approximately 15 shares of common stock.

Mandatory conversion. We may, at our option, cause the conversion of the Series A, in whole or in part, on a pro rata basis, into common stock, if the closing bid price of the common stock has exceeded 200% of the conversion price for at least 20 trading days in any 30 consecutive trading day period, ending three days prior to the date of mandatory conversion.

Price protection provisions. The conversion price decreases if we sell common stock (or equivalents) for a price per share less than the conversion price or less than the market price of the common stock, subject to certain exceptions. The conversion price is also subject to adjustment upon the occurrence of a merger, reorganization, consolidation, reclassification, stock dividend or stock split which results in an increase or decrease in the number of shares of common stock outstanding.

Dividend and distribution preference. We may not pay a dividend or make any distribution to holders of any other capital stock unless and until we first pay a special dividend or distribution of $100 per share to the holders of Series A.

Liquidation preference. Upon (i) liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, (ii) sale or other disposition of all or substantially all of the assets of the Company, or (iii) any consolidation, merger, combination, reorganization or other transaction in which Palatin is not the surviving entity or in which the shares of common stock constituting in excess of 50% of the voting power of the Company are exchanged for or changed into other stock or securities, cash and/or any other property, after payment or provision for payment of the debts and other liabilities of the Company, the holders of Series A will be entitled to receive, pro rata and in preference to the holders of any other capital stock, an amount per share equal to $100 plus accrued but unpaid dividends, if any.

Voting rights. Each holder of Series A has the number of votes equal to the number of shares of common stock issuable upon conversion of the holder’s Series A at the record date for determination of the stockholders entitled to vote or, if no record date is established, at the date a vote is taken. Except as provided above or as required by applicable law, the holders of the Series A are entitled to vote together with the holders of the common stock and not as a separate class.

Debt Securities

As of the date of this prospectus, we have no debt securities issued and outstanding other than a four-year senior secured term loan with a group led by Horizon Technology Finance Corporation for an original total face amount of $10,000,000 in the aggregate. As of December 31, 2018, the total of notes payable was $2,321,123 (including unamortized discounts and issuance costs of $12,210), together with a final incremental payment of $500,000, all of which was classified as a current liability.

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below.

We will issue notes under an indenture, which we will enter into with the trustee named in the indenture. Any indenture will be qualified under the Trust Indenture Act of 1939. You should read the summary below, the applicable prospectus supplement and the provisions of the applicable indenture and any related security documents, if any, in their entirety before investing in our debt securities.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

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the title;

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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

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any limit on the amount that may be issued;

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whether or not we will issue the series of debt securities in global form, and if so, the terms and who the depository will be;

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the maturity date;

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the principal amount due at maturity, and whether the debt securities will be issued with an original issue discount;

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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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the terms of the subordination of any series of subordinated debt;

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the place where payments will be payable;

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restrictions on transfer, sale or other assignment, if any;

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our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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the date, if any, after which the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemptions provisions;

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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

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whether we will be restricted from incurring any additional indebtedness, issuing additional securities, or entering into a merger, consolidation or sale of our business;

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a discussion of any material or special United States federal income tax considerations applicable to the debt securities;

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information describing any book-entry features;

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provisions for a sinking fund purchase or other analogous fund, if any;

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any provisions for payment of additional amounts for taxes and any provision for redemption, if we must pay such additional amount with respect to any debt security;

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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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the terms on which a series of debt securities may be convertible into or exchangeable for our common stock, any other of our securities or securities of a third party, and whether conversion or exchange is mandatory, at the option of the holder or at our option;

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events of default;

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whether we and/or the debenture trustee may change an indenture without the consent of any holders;

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the form of debt security and how it may be exchanged and transferred;

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descriptions of the debenture trustee and paying agent, and the method of payments; and

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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms which may be required by us or advisable under applicable laws or regulations.

Specific indentures will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus, or as an exhibit to a report filed under the Exchange Act, incorporated by reference in this prospectus.

 Warrants

As of February 11, 2019, warrants for the purchase of 23,404,046 shares of our common stock were outstanding, exercisable at a weighted average exercise price of $0.77. The outstanding warrants expire on various dates from December 23, 2019 through December 6, 2021.

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as exhibits to the registration statement that includes this prospectus, or as exhibits to a report filed under the Exchange Act, incorporated by reference in this prospectus.

General. We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

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the title of warrants;

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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon exercise;

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in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which, and currency in which, this principal amount of debt securities may be purchased upon exercise;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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information relating to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

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in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

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in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants. Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. New York time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and/or in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for the warrants (cashless exercise).

We will describe in the applicable prospectus supplement exercise procedures for warrants in a book-entry form, if any.

Enforceability of Rights by Holders of Warrants. Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

  ANTI-TAKEOVER EFFECTS OF PROVISIONS OF DELAWARE LAW
AND OUR CHARTER DOCUMENTS

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock, par value $.01 per share, of which 264,000 shares are currently designated as Series A Convertible Preferred Stock. The board of directors has the authority, without further approval of the stockholders, to issue and determine the rights and preferences of other series of preferred stock, except as limited by the certificate of designation for the Series A. The board could issue one or more series of preferred stock with voting, conversion, dividend, liquidation, or other rights which would adversely affect the voting power and ownership interest of holders of common stock. This authority may have the effect of deterring hostile takeovers, delaying or preventing a change in control, and discouraging bids for our common stock at a premium over the market price.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

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prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested holder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

In general, Section 203 defines “business combination” to include the following:

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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines “interested stockholder” as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

Indemnification and Limitation of Liability

Our amended and restated certificate of incorporation and bylaws require us to indemnify our directors, officers, employees and agents against the costs (including fines, judgments and attorney fees) from involvement in legal proceedings arising from their position or service, provided that the person seeking indemnification acted:

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in good faith;

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in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation; and,

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with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The amended and restated certificate of incorporation and bylaws allow us to buy indemnification insurance for this purpose.

Our certificate of incorporation provides that, to the fullest extent permissible under Delaware law, no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director. However, this provision does not eliminate the duty of care, and in appropriate circumstances, equitable remedies such as injunctive or other forms of non-monetary relief that will remain available under Delaware law. In addition, each director will continue to be subject to liability for (a) breach of the director’s duty of loyalty to us or our stockholders, (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) violating Section 174 of the Delaware General Corporation Law, or (d) any transaction from which the director derived an improper personal benefit. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

 PLAN OF DISTRIBUTION

We may sell securities under this prospectus in public offerings:

● through one or more underwriters or dealers;

● through other agents;

● directly to investors; or

● through a combination of any of these methods.

We may price the securities we sell under this prospectus:

● at a fixed public offering price or prices, which we may change from time to time;

● at market prices prevailing at the times of sale;

● at prices calculated by a formula based on prevailing market prices;

● at negotiated prices; or

● in a combination of any of the above pricing methods.

If we use underwriters for an offering, they will acquire securities for their own account and may resell them from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all the securities of the series offered by the prospectus supplement. The public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time. Only underwriters named in a prospectus supplement are underwriters of the securities offered by that prospectus supplement.

We may offer our securities in “at the market” offerings, with the meaning of Rule 415(a)(4) of the Securities Act, into an existing trading market on terms described in the applicable prospectus supplement. Underwriters and dealers may participate in any “at the market” offering.

We may also sell securities directly or through agents. We will name any agent involved in an offering and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agents will act on a best-efforts basis.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions of these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against certain civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to such liabilities. Underwriters or agents may engage in transactions with us, or perform services for us, in the ordinary course of business. We may also use underwriters or agents with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act . Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than common stock, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

  LEGAL MATTERS

Unless otherwise specified in the applicable prospectus supplement, the validity of the securities covered by this prospectus will be passed upon for us by Thompson Hine LLP, New York, New York. In addition, counsel that will be named in the applicable prospectus supplement will pass upon the validity of any securities offered under the applicable prospectus supplement for any underwriters or agents.

EXPERTS

The consolidated financial statements of Palatin Technologies, Inc. and subsidiary as of June 30, 2018 and 2017, and for each of the years in the three-year period ended June 30, 2018, and management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PALATIN TECHNOLOGIES, INC.

Up to $40,000,000

Common Stock

PROSPECTUS SUPPLEMENT

Canaccord Genuity

June 21, 2019